May 05, 2008  09:00  AM  Daylight Time

iDcentrix Reports Year End Financial Results

LOS ANGELES--(BUSINESS WIRE)--iDcentrix, Inc (OTCBB:IDCX) announced today that for the fiscal year ended January 31, 2008, the company generated a loss of $1,675,000 or $0.34 per share basic and diluted.

On January 31, 2008, the company, formerly known as Sterling Gold Corp., completed a share exchange with privately held IDCentrix, Inc. (subsequently renamed IDCX Co.) and changed its name to iDcentrix, Inc. The exchange was accounted for as a reverse merger, with IDCentrix deemed the acquirer for accounting purposes. Accordingly, the results of operations for the year ended January 31, 2008 reflect the results of IDCX Co., a wholly-owned subsidiary of the company.

During that year, the company focused on raising capital, attending trade shows and developing name recognition in the marketplace. As such, it did not generate any revenue. The company’s expenses consist primarily of legal fees, personnel costs and marketing expenses.

President & CEO Francine Dubois commented, “We are pleased with our accomplishments for this year including the consummation of the share exchange and the interest that our card product has generated in the marketplace. Our goals for the coming year are to continue to build name recognition and introduce our technology to governments and their contractors around the world in order to pursue high-security ID card projects.”

###

About iDcentrix:

iDcentrix, Inc. (OTCBB: IDCX), based in El Segundo, CA, has licensed a patented technology providing highly secure identification cards based on Swiss banknote paper and polycarbonate. Unlike other ID cards on the market, the iDcentrix card cannot be duplicated or counterfeited thereby guaranteeing the integrity of the card data and the identity of the cardholder. The company sells the ID card production equipment and consumables to corporate and governmental card issuers and also issues cards by partnering with local card manufacturers. For more information go to www.idcentrix.com

Statement:

This press release may include statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding market acceptance of new products, product performance, product sales, revenues and profits.  These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially, positively or negatively, from those described in the forward-looking statements.  In particular, factors that could cause actual results to differ materially from those in forward-looking statements include, our inability to obtain additional financing on acceptable terms, or at all; the failure of the technology that we license, our products and services, to gain widespread market acceptance; standards that may be adopted our inability to attract and retain additional employees to respond to business opportunities, our dependence upon intellectual property licensed from third parties and the validity and enforceability of that intellectual property; any circumvention or sabotage by third parties of the security systems used in our products and services that could damage our reputation; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; the performance of suppliers and subcontractors; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general and other risks detailed in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and are not guarantees of future performance.  We undertake no obligation to publicly update or revise any forward-looking statements. When used in this document, the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “plan”, “should”, “intend”, “may”, “will”, “would”, “potential”, and similar expressions may be used to identify forward-looking statements. This document does not constitute an offer or solicitation as to any securities.

Contacts
iDcentrix Francine Dubois, (310) 414-2661 Francine.dubois@idcentrix.com or Casey Sayre & Williams Tracy Olmstead Williams, (310) 396-2400 twilliams@cswpr.com